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                                                                     EXHIBIT 5.2

                             McBride Baker & Coles
                              500 West Madison St.
                            Chicago, Illinois 60661


                                  May 12, 2000


Sovereign Specialty Chemicals, Inc. and
  OSI Sealants, Inc.
225 West Washington Street
Suite 2200
Chicago, IL 60606



Ladies and Gentlemen:

         We have acted as special counsel for OSI Sealants, Inc., an Illinois corporation (the "Guarantor") a wholly-owned subsidiary of Sovereign Specialty Chemicals, Inc., a Delaware Corporation (the "Issuer"), in connection with the offer by the Issuer to exchange up to $150,000,000 aggregate principal amount of the Issuer's 11-7/8% Senior Subordinated Notes due 2010, Series B (the "Exchange Notes") which will be registered under the Securities Act of 1933, as amended (the "Securities Act") for a like principal amount of the Issuer's issued and outstanding 11-7/8% Senior Subordinated Notes due 2010, Series A (the "Old Notes") pursuant to a Registration Statement on Form S-4, as amended, (the "Registration Statement"). The Old Notes are, and the Exchange Notes will be, unconditionally guaranteed by the Guarantor (said Notes being the "Securities").

         In connection with rendering this opinion, we have examined copies identified to our satisfaction, of the following documents:

         (a) the Indenture by and among the Issuer, SIA Adhesives, Inc., a Delaware corporation ("SIA"), Pierce & Stevens Corp., a New York corporation ("P&S"), the Guarantor, Tanner Chemicals, Inc., a New Hampshire corporation ("Tanner"), and The Bank of New York, as Trustee dated March 29, 2000 (the "Indenture");

         (b) the form of Exchange Note; and

         (c) the form of the Guaranty included in the Indenture.

The documents described in the foregoing clauses (a) through (c) are hereinafter collectively referred to as the "Documents."

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May 12, 2000
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         In addition, we have examined the originals or copies of such other corporate records of the Guarantor, certificates of public officials and agreements, instruments and other documents as we have deemed necessary as a basis for the opinions expressed below. As to certain matters of fact material to the opinions expressed herein, we have relied on certificates of public officials. In particular, we have not searched the dockets or records of any court, government agency or other office in any jurisdiction.

         In rendering the opinion set forth in paragraph 1 below with respect to the good standing of the Guarantor in Illinois, we have relied solely upon a certificate received from the Secretary of State of Illinois.

         In addition, we have assumed with your permission and without any investigation or independent confirmation:

         (1) the genuineness of all signatures on behalf of all parties;

         (2) the authenticity and accuracy of all materials examined by us;

         (3) the copies of all documents submitted to us are accurate and complete and conform to originals;

         (4) each party to the Documents (other than the Guarantor) has the power and authority to enter into the Documents and to consummate the transactions contemplated thereby;

         (5) each party to the Documents (other than the Guarantor) has satisfied those legal requirements that are applicable to it, to the extent necessary to make the Documents enforceable against it in accordance with their terms, and each party to the Documents (other than the Guarantor) has complied with all legal requirements pertaining to its status as such status relates to its rights to enforce the Documents against any other party to the Documents;

         (6) all official public records (including their proper indexing and filing) are accurate and complete;

         (7) each party to the Documents (other than the Guarantor) will comply with their obligations under the Documents and the laws applicable thereto;

         (8) contracts relevant to this opinion other than the Documents, to which Guarantor is a party or by which its property is bound (collectively "Other Agreements"), and court and administrative orders, writs, judgments and decrees that name the Guarantor and are specifically addressed to it or its property (collectively a "Court Order") would be enforced as written.

         Based upon the foregoing, and subject to the assumptions, qualifications, and limitations set forth herein, we are of the opinion that:


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May 12, 2000
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         1. The Guarantor is an Illinois corporation that has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Illinois, has corporate power and authority to own, lease and operate its properties and to conduct its business and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction set forth on Schedule I hereto.

         2. The Guaranty of the Exchange Notes is in the form contemplated by the Indenture and has been duly authorized by the Guarantor and, when the Exchange Notes have been duly executed and the Guaranty has been duly executed by the Guarantor in the manner provided in the Indenture, the Guaranty will constitute the valid and binding obligation of the Guarantor enforceable against the Guarantor in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium, or other similar laws relating to or affecting enforcement of creditor's rights generally, or by general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

         In addition to the foregoing, our opinion in paragraph 2 above is subject to the following qualifications:

         (a) Provisions in the Guaranty or the Indenture that provide that the Guarantor's liability thereunder shall not be affected by actions or failures to act on the part of the recipient of the guaranty or the Trustee or by amendments or waivers of provisions of documents governing the guaranteed obligations might not be enforceable under circumstances and in the event of actions that change the essential nature of the terms and conditions of the guarantee obligations.

         (b) We have assumed consideration that is fair and sufficient to support the agreement of the Guarantor under the Guaranty and Article 11 of the Indenture has been, and would be deemed by a court of competent jurisdiction to have been, duly received by the Guarantor.

         The opinion expressed herein is limited to the laws of the State of Illinois as currently in effect together with applicable decisional law.

         We note that any opinion set forth in this letter expresses our professional judgment as to the legal issues explicitly addressed, and that any such opinion is effective as of, and is based upon, the facts as recited herein as of the date hereof and may not be expanded by implication otherwise. We do not undertake to advise you of any matter within the scope of this letter that comes to our attention after the date of this letter, and disclaim any responsibility to advise you of any future changes in law or fact that may affect any opinion set forth herein. By rendering the opinion set forth in this letter, we are not serving as an insurer or guarantor (i) of the transaction opined upon, or (ii) of the future performance of the parties to the transaction; nor does the rendering of this opinion constitute a guarantee of the outcome of any legal dispute that may rise out of the transaction.


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May 12, 2000
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         We hereby consent to the filing of this opinion as an exhibit to the
Registration Statement and to the reference to this firm under the caption "Legal Matters" in the prospectus that is included in the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under section 7 of the Securities Act.

         The opinion expressed herein is solely for your benefit in connection with the Registration Statement and may not be relied on in any manner or for any purpose by any other person or entity without our prior written consent.

                                Very truly yours,

                                /S/McBride Baker & Coles

                                McBRIDE BAKER & COLES

MLW:mt


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                                   SCHEDULE I


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